By-Laws
                                       of
                                POLAR HOMES INC.
                       A Corporation duly organized under
                       the Laws of the State of Minnesota


                                    ARTICLE I
                                    ---------
                                     OFFICES
                                     -------

         Section 1. The Registered Office of the Corporation shall be at RR Lakeville in the Town of New Market, County of Scott, State of Minnesota, and the Corporation shall have other offices at such places as the Board of Directors may from time to time determine. Amended to 12212 12th Ave. South, Burnsville, Dakota County, Minnesota

                                   ARTICLE II
                                   ----------
                              SHAREHOLDERS' MEETING
                              ---------------------

         Section 1. PLACE. All meetings of the shareholders shall be held at the Registered Office of the Corporation or at such other place designated by the Board of Directors or consented to in writing by all of the shareholders entitled to vote thereat.

         Section 2. TIME. An annual meeting of the shareholders, after the year 1966, shall be held on the 2nd Monday of April in each year; or if that date shall fall upon a holiday, then on the next succeeding business day, at 5:00 o'clock P.M., when they shall elect by a majority vote a Board of Directors. (Except as otherwise provided in the articles, pursuant to provisions of Section 301.26, Subdivisions 4 and 12, of Minnesota Statutes 1945, directors other than those constituting the first board shall be elected by the shareholders in accordance with the relative voting rights granted to the shares of each class by the articles.)

         Section 3. NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be mailed or personally delivered not less than five days prior to the date of the meeting, by the Secretary, to each shareholder of record entitled to vote at such meeting. Waiver by a shareholder of notice of a shareholder's meeting, signed by him, whether before or after the time of such meeting, shall be equivalent of the giving of such notice..In the case of adjournment of a meeting from time to time, no further notice of the adjourned meeting shall be necessary if an announcement is made at the meeting where the adjournment is had, specifying the place, day and hour of the adjourned meeting.

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         Section 4.   SPECIAL MEETINGS.  Special  meetings  of  the shareholders may be called at any time upon request of the President, any Vice President or a majority of the members of the Board of Directors, or upon a request in writing to the President, any Vice President or the Board of Directors by one or more shareholders holding not less than one-tenth of the voting power of the shareholders.

         Section 5. QUORUM. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum any given meeting may be adjourned from time to time. The shareholders present at a duly called or held meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The President, or in his absence, the Vice President or any other person designated from time to time, by the Board of Directors shall preside at all meetings of the shareholders.

         Section 6. Business transacted at all special meetings shall be confined to the purposes stated in the call.

                                   ARTICLE III
                                   -----------
                               BOARD OF DIRECTORS
                               ------------------

         Section 1. ELECTION OF DIRECTORS. The property and business of this Corporation shall be managed by its Board of Directors, which shall not be less than three (3) in number and not more than five (5). They shall be elected at the annual meeting of the shareholders, by majority vote and each Director shall be elected to serve for one year or until his successor shall have been elected and qualified. Except as otherwise provided in the articles pursuant to provisions of Section 301.26, Subdivisions 4 and 12, of the Minnesota Statutes 1945, Directors, other than those constituting the first board, shall be elected by the shareholders in accordance with the relative voting rights granted to the shares of each class by the articles. Provided, however, the total number of shareholders shall be less than three, included beneficial shareholders, the board may consist of a number of directors not less than a number of such shareholders.

         Section 2. VACANCIES. Any vacancy occurring in the Board of Directors, may be filled by the affirmative vote of a majority of the remaining Directors or by election at a meeting of shareholders. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         Section 3. MEETINGS AND NOTICE. The Board of Directors shall meet each year immediately after the annual meeting of shareholders, and at the same place as the meeting of shareholders. No notice either to old or new members of the Board of Directors shall be required for such annual meeting or for any regular meeting of the directors fixed from time to time by resolution of a majority of the Board of Directors. Other meetings of the Board of Directors may be held upon three days written notice upon the call of the President or any Director. Notice may be waived in writing before or after the time of such meeting, and attendance of a Director at a meeting shall constitute a waiver of notice thereof. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in the notice of such meeting.

         Section 4. QUORUM. At all meetings of the Board, a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors. Provided, however, that if any vacancies exist for any reason, the remaining Directors shall constitute a quorum for the filling of such vacancies.

         Section 6. ORDER OF BUSINESS. The Board of Directors may from time to time determine the order of business at their meetings. The usual order of business at such meeting shall be as follows:

         1. The meeting is called to order by the President at the time and on the date of the meeting.

         2.  Roll call -- quorum  being  present  the  meeting   proceeds   with
 business.

         3. Reading by Secretary of minutes of previous meeting and their consideration and approval.

         4. Report of officers.

         5. Report of committees.

         6. Consideration of communications.

         7. Unfinished business.

         8. New business.

         9.  Motion to adjourn

                                   ARTICLE IV
                                   ----------
                               POWER OF DIRECTORS
                               ------------------

         Section 1. ISSUANCE OF SHARES. The Board of Directors are authorized and directed to issue shares of the Corporation, to the full amount authorized by the Articles of Incorporation in such amounts and at such times as may be determined by the Board and as permitted by law.

         Section 2. TRANSFER OF SHARES. Transfer of shares shall be made on the books of the Corporation only by the person named in the certificate or by attorney, lawfully constituted in writing and upon surrender of the certificate therefor, properly endorsed.

         Section 3. CLOSING OF BOOKS. The Board of Directors may fix a time not exceeding forty days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfer of shares during the whole or any part of such period.

         Section 4. OTHER POWERS. In addition to the powers and authorities conferred upon them by these By-Laws, the Board of Directors shall have the power to do all lawful acts necessary and expedient to the conduct of the business of this Corporation, that are not conferred upon the shareholders, by these By-Laws, or by the Articles of Incorporation, or by Statute.

                                    ARTICLE V
                                    ---------
                                    OFFICERS
                                    --------

         Section 1. THE BOARD OF DIRECTORS at its first meeting and at its first meeting after each annual meeting of Shareholders shall elect a President from its own number, and the Board shall also annually elect a Vice-President, a Secretary and a Treasurer, none of whom need be a member of the Board. The President shall hold office until his successor is elected notwithstanding an earlier termination of his office as director. A Vice-President who is not a director may not succeed to the office of President.

         Section 2. OTHER OFFICERS. The Board may appoint such other officers and agents as it shall deem necessary, from time to time, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 3. TERMS OF OFFICE. The Officers of the Corporation shall hold office for one year or until their successors are chosen and qualify in their stead. Notwithstanding and earlier termination of their office as Directors, any officer elected or appointed by the Board of Directors, any officer elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the whole Board of Directors with or without cause.

         Section 4. SALARIES. The salaries of all officers and agents of the Corporation shall be determined by the Board of Directors.

         Section 5. PRESIDENT. (a) The President shall be the chief executive officer of the Corporation; he shall preside at all meetings of the Shareholders and Directors; he shall have general active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. (b) He shall execute all bonds, mortgages and other contracts. (c) He shall be Ex-officio a member of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of President of a Corporation.

         Section 6. VICE PRESIDENT. The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

         Section 7. SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the Shareholders and record all votes and the minutes of all proceedings in a book kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the Shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall be sworn to the faithful discharge of his duty. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

         Section 8. TREASURER. (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. (b) He shall disburse the funds of the Corporation as may be ordered by the Board, taking the proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or Treasurer and of the financial condition of the Corporation. (c) He shall give the Corporation a bond if required by a majority of the Board of Directors, in such amount as they may determine, and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property, of whatever kind in his possession or under his control, belonging to the Corporation.

         Section 9. None of the officers of said Corporation shall sign any notes or bonds for others without first securing the written consent of the other officers of the said Corporation.

         Section 10. VACANCIES. If the office of any Director or any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Directors then in office, although less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

         Section 11. EXECUTIVE COMMITTEE. The Board of Directors may, by unanimous affirmative action of the entire Board, designate two or more of their number to constitute and executive committee, which, to the extent determined by unanimous affirmative action of the entire Board, shall have and exercise the authority of the Board in the management of the business of the Corporation. Any such executive committee shall act only in the interval between meetings of the Board, and shall be subject at all times to the control and direction of the Board.

         Section 12.  SEAL.  This corporation shall have no seal.

                                   ARTICLE VI
                                   ----------
                              CERTIFICATE OF SHARES
                              ---------------------

         Section 1. The certification of shares of this Corporation shall be in a form approved by the Directors to comply with the statues and shall be registered in the books of the Corporation as they are issued. They shall exhibit the holder's name, number of shares and shall be signed by the President or Vice President and the Secretary.

         Section 2. LOST CERTIFICATES. Any Shareholder claiming a certificate of shares to be lost or destroyed shall make and affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Directors so require, give the Corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board, in at least double the value of the shares represented by said certificate, whereupon a new certificate may be issue of the same tenor and for the same number of shares an the one alleged to have been lost or destroyed.

                                   ARTICLE VII
                                   -----------

         Section 1. INSPECTION OF BOOKS. Shareholders shall be permitted to inspect the books of the Corporation at all reasonable times.

         Section 2. CHECKS. All checks and notes of the Corporation shall be signed by the Treasurer and countersigned by either the President or Vice President or by such other officers or agents as may from time to time be designated by resolution of the Board of Directors.

         Section 3. THE FISCAL YEAR shall begin the first day of April of each year.

         Section 4. DIVIDENDS OF THE CORPORATION, when earned, may be declared by the Board of Directors at any regular or special meeting. Before payment of any dividends or making any distribution of profits, there may be set aside out of the earned surplus of the Corporation such sum or sums as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or foe such purpose as the Directors shall think conducive to the best interests of the Corporation.

         Section 5.   DIRECTORS'  ANNUAL  STATEMENT.  The   Board  of  Directors
shall, at each annual meeting and when called for by vote of Shareholders, present a full and clear statement of business and condition of the Corporation.

         Section 6. AMENDMENTS TO BY-LAWS. These By-Laws may be amended or altered by the vote of a majority of the whole Board of Directors at any meeting, provided that notice of such proposed amendments shall have been given in the notice given to the Directors of such meeting. Such authority in the Board of Directors is subject to the powers of the Shareholder to change or repeal such By-Laws by a majority vote of the Shareholders present and represented at any annual meeting or at any special meeting called for that purpose, and the Board of Directors shall not make or alter any By-Laws fixing their number, qualification or term of office.

                                  ARTICLE VIII
                                  ------------

The Corporation may be wound up and dissolved either voluntarily or involuntarily. If the proceedings are voluntary, they may be conducted either out of court or subject to the supervision of the court. If voluntary, they shall be subject to the supervision of the court.

Voluntary proceedings for dissolution may be instituted whenever a resolution therefore is adopted by the holders of at least two-thirds of the voting power of all stockholders at a shareholders meeting duly called for that purpose.

The resolution may provide that the affairs of the corporation shall be wound up out of court, in which case the resolution shall designate a trustee or trustees to conduct the winding up, and may provide a method for filling vacancies in the office of the trustee; but such appointment shall not be operative until a certificate, setting forth the resolution and the manner of adoption thereof, signed and acknowledged by the President or the Vice President and by the Secretary or Assistant Secretary, shall be filed for record with the Secretary of State.

As adopted in the first meeting of the Board of Directors on April 28, 1966.

                                                         /s/ John R. Greaves
                                                        ---------------------
                                                             John R. Greaves

I, BERNICE KLICHE, Secretary of Polar Campers Inc., hereby certify that the foregoing are true and correct By-Laws of Polar Campers Inc. this 15th day of November, 1968.


                                                         /s/ Bernice Kliche
                                                        ---------------------
                                                             Bernice Kliche